EXHIBIT 99.1

Fluidigm Announces Second Quarter 2018 Financial Results

Total revenue increases 11 percent to $26.4 million

Mass cytometry revenue growth of 32 percent

Total consumables revenue growth of 19 percent

SOUTH SAN FRANCISCO, Calif., Aug. 02, 2018 (GLOBE NEWSWIRE) -- Fluidigm Corporation (NASDAQ:FLDM) today announced financial results for the second quarter ended June 30, 2018.

Second Quarter Highlights

  Total revenue increased 11 percent to $26.4 million from $23.9 million in the second quarter of 2017, with mass cytometry revenue growth of 32 percent and total consumables revenue growth of 19 percent compared to the year ago period.
  GAAP net loss was $16.2 million, compared with a GAAP net loss of $16.9 million for the second quarter of 2017.
  Non-GAAP net loss was $6.8 million, compared with a $9.0 million non-GAAP net loss for the second quarter of 2017.

“We’re pleased with our strong performance this quarter, with exceptional top-line revenue growth in mass cytometry and total consumables,” said Chris Linthwaite, President and CEO. “We delivered disciplined operating expense and cash management.”

“This quarter, we surpassed a key milestone with fifty percent penetration at US Comprehensive Cancer Centers. Demonstrating sustained momentum for mass cytometry market expansion, we also saw strategic placements in Asia-Pacific and Europe and an exciting placement at a CAR T cell industry leader,” added Linthwaite. “We are focused on delivering more growth and product innovation in the second half of 2018. Across all technology platforms we are experiencing demand driven by questions related to immune function.”

A full reconciliation of GAAP to non-GAAP measures can be found in the tables of this news release.

Second Quarter 2018 Results

Revenue by category:

  Instrument revenue increased 5 percent to $10.4 million from $9.9 million in the year ago period. Higher revenue from mass cytometry instruments was partially offset by lower revenue from genomics instruments.

  Consumables revenue increased 19 percent to $11.4 million from $9.6 million in the year ago period, with growth in both mass cytometry reagents and high-throughput genomics products, partially offset by decreased revenue from single-cell genomics products.

  Service revenue increased 8 percent to $4.7 million from $4.3 million in the year ago period, with growth in service for mass cytometry systems, partially offset by a decrease in service for genomics systems.

Revenue by market:

  Genomics revenue, comprising instruments, consumables, and service, decreased 5 percent to $12.8 million from $13.5 million in the prior year period. Genomics product revenue decreased 3 percent to $10.5 million from $10.9 million in the prior year period, mainly due to lower high-throughput genomics instrument sales and single-cell genomics product sales, partially offset by an increase in high-throughput genomics consumable products.

  Mass cytometry revenue, comprising instruments, consumables, and service, increased 32 percent to $13.7 million from $10.4 million in the prior year period. Mass cytometry product revenue increased 31 percent to $11.3 million from $8.6 million in the prior year.

Total revenue by geographic area:

Geographic Area	Revenue by Geography	Year-over-Year Change	% of Total Revenue
United States	$12.0 million	3%	46%
Europe	$9.1 million	18%	34%
Asia-Pacific	$4.8 million	24%	18%
Other	$0.5 million	(23%)	2%

Product margin:

GAAP product margin was 48.8 percent in the second quarter of 2018 compared to 44.6 percent in the year ago period and 50.1 percent the first quarter. Non-GAAP product margin was 65.0 percent in the second quarter of 2018 compared to 63.0 percent in the year ago period and 67.2 percent in the first quarter. The increase in year-over-year product margins was primarily due to product mix and average selling prices, partially offset by higher costs from lower production volumes. The increase in GAAP product margin was also due to fixed amortization over higher revenue in the second quarter of 2018. The sequential decline in product margins was primarily due to product mix.

Cash, cash equivalents, and investments as of June 30, 2018:

Cash, cash equivalents, and investments as of June 30, 2018, were $40.4 million. Cash, cash equivalents, and investments as of March 31, 2018, were $47.3 million.

Operational and Business Progress

New product innovations:

  Lower-Cost, Full-Length mRNA Sequencing Application for the C1™: In July, Fluidigm launched a new workflow application that the company developed with New England Biolabs for full-length mRNA sequencing analysis. This application is ideal for validation and further interrogation of new single-cell populations identified by ultrahigh throughput methods, expanding the capability of the C1 to advance new single-cell discoveries.

  First Multimodal Single-Cell Application for the C1: In July, Fluidigm announced a new T-ATAC-seq application for use on the C system. Using the C1 Open App™ application, Stanford University researchers led by Dr. Ansuman Satpathy developed T-ATAC-seq to pair specific receptor sequences and epigenomic states in single cells. This application provides a powerful tool to uncover new insights into the development of the immune system and its role in a range of human disease. The research is published in Nature Medicine, and the application is publicly available on Fluidigm® Script Hub™.

  Advanta™ Sample Identification Genotyping Panel for Translational and Clinical Research: In June, Fluidigm launched the Advanta Sample ID Genotyping Panel for the Biomark™ HD system. This panel enables laboratories to accurately detect a unique genetic fingerprint from each sample at each stage of the sample journey. By utilizing the Biomark HD system, the workflow offers many additional benefits to sample identification, including decreased hands-on time and significant cost savings compared to traditional qPCR methods.

Strategic agreements:

  Fluidigm and Genomenon to Offer Evidence-Based Genomic Panel Design Service: In June, Fluidigm announced a co-marketing agreement with Genomenon to offer evidence-based panel design services for translational and clinical disease research. Through this joint panel design services offering, researchers will be able to accelerate the design of disease-specific next-generation sequencing, genotyping, and real-time PCR panels for use with highly efficient Fluidigm automated microfluidic systems.

Third Quarter 2018 Guidance

  Total revenue of $26 million to $29 million.
  GAAP operating expenses of $27.5 million to $28.5 million.
  Non-GAAP operating expenses of $24.5 million to $25.5 million excluding stock-based compensation and depreciation and amortization expenses of approximately $2 million and $1 million, respectively.
  Total cash outflow of $7.5 million to $8.5 million.

Conference Call Information

Fluidigm will host a conference call today, August 2, 2018, at 2:00 p.m. PT (5:00 p.m. ET) to discuss second quarter 2018 financial results and operational progress. Individuals interested in listening to the conference call may do so by dialing (877) 556-5248 for domestic callers, or (720) 545-0029 for international callers. Please reference Conference ID 9766389. A live webcast of the conference call will be available online from the Investor Relations page of the Company’s website at http://investors.fluidigm.com/events.cfm.

The link will not be active until 1:45 p.m. PT (4:45 p.m. ET) on August 2, 2018.

After the live webcast, the call will be archived on Fluidigm’s Investor Relations page at http://investors.fluidigm.com/. In addition, a telephone replay of the teleconference will be available 90 minutes after the end of the call. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the conference ID number: 9766389. The telephone replay will be available until August 9.

Statement Regarding Use of Non-GAAP Financial Information

Fluidigm has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three-month periods ended June 30, 2018, and June 30, 2017, as well as projected for the third quarter of 2018. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Our estimates of forward-looking non-GAAP operating expenses exclude estimates for stock-based compensation expense and depreciation and amortization; loss on disposal of property and equipment; future changes relating to developed and acquired technologies; other intangible assets; and income taxes, among other items, certain of which are presented in the tables accompanying our earnings release. The time and amount of certain material items needed to estimate non-GAAP financial measures are inherently unpredictable or outside of our control. Material changes to any of these items could have a significant effect on guidance and future GAAP results. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Fluidigm encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding growth in product sales, strategic plans, market growth in immunology and immuno-oncology, anticipated benefits for collaborations and new products, and projected revenues, expenses, and cash flows for the third quarter of 2018. Forward‑looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to challenges inherent in developing, manufacturing, launching, marketing, and selling new products; risks relating to reliance on sales of capital equipment for a significant proportion of revenues in each quarter; potential product performance and quality issues; the possible loss of key employees, customers, or suppliers; intellectual property risks; competition; uncertainties in contractual relationships; Fluidigm research and development, sales, marketing, and distribution plans and capabilities; reduction in research and development spending or changes in budget priorities by customers; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks and uncertainties and other information affecting Fluidigm's business and operating results is contained in the Fluidigm Annual Report on Form 10-K for the year ended December 31, 2017, and in its other filings with the Securities and Exchange Commission, including the Fluidigm Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. These forward-looking statements speak only as of the date hereof. Fluidigm disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm

Fluidigm (NASDAQ:FLDM) develops, manufactures, and markets life science analytical and preparatory systems for markets such as mass cytometry, high-throughput genomics, and single‑cell genomics. We sell to leading academic institutions, clinical research laboratories, and pharmaceutical, biotechnology, and agricultural biotechnology companies worldwide. Our systems are based on proprietary microfluidics and multiparameter mass cytometry technology and are designed to significantly simplify experimental workflow, increase throughput, and reduce costs while providing excellent data quality. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

We use our website (www.fluidigm.com), corporate Twitter account (@fluidigm), Facebook page (https://www.facebook.com/fluidigm), and LinkedIn page (https://www.linkedin.com/company/fluidigm-corporation) as channels of distribution of information about our products, our planned financial and other announcements, our attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and we may use these channels to comply with our disclosure obligations under Regulation FD. Therefore, investors should monitor our website and our social media accounts in addition to following our press releases, SEC filings, public conference calls, and webcasts.

Fluidigm, the Fluidigm logo, Advanta, Biomark, C1, C1 Open App, and Script Hub are trademarks and/or registered trademarks of Fluidigm Corporation. All other trademarks are the sole property of their respective owners.

Contact:

Agnes Lee
Vice President, Investor Relations
Fluidigm Corporation
650 416 7423
agnes.lee@fluidigm.com

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue:
Instruments	$10,421	$9,928	$17,941	$20,665
Consumables	11,356	9,572	24,313	20,142
Product revenue	21,777	19,500	42,254	40,807
Service revenue	4,651	4,319	9,422	8,486
License revenue	-	93	-	152

Total revenue	26,428	23,912	51,676	49,445

Costs and expenses:

Cost of product revenue	11,160	10,794	21,382	21,644
Cost of service revenue	1,680	1,169	3,278	2,288
Research and development	7,386	7,461	14,642	15,986
Selling, general and administrative	18,987	20,975	37,792	43,551

Total costs and expenses	39,213	40,399	77,094	83,469

Loss from operations	(12,785)	(16,487)	(25,418)	(34,024)
Interest expense	(3,916)	(1,456)	(5,805)	(2,911)
Other income, net	256	183	348	193

Loss before income taxes	(16,445)	(17,760)	(30,875)	(36,742)
Income tax benefit	204	827	1,387	2,608

Net loss	$(16,241)	$(16,933)	$(29,488)	$(34,134)

Net loss per share, basic and diluted	$(0.42)	$(0.58)	$(0.76)	$(1.17)

Shares used in computing net loss per share, basic and diluted	39,003	29,344	38,930	29,292

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2018	December 31, 2017 (1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$39,424	$58,056
Short-term investments	996	5,080
Accounts receivable, net	16,874	15,049
Inventories	15,251	15,088
Prepaid expenses and other current assets	2,702	1,528

Total current assets	75,247	94,801
Property and equipment, net	10,424	12,301
Other non-current assets	6,324	7,541
Developed technology, net	63,000	68,600
Goodwill	104,108	104,108

Total assets	$259,103	$287,351

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,642	$4,211
Accrued compensation and related benefits	11,880	10,535
Other accrued liabilities	7,372	8,490
Deferred revenue, current portion	10,756	10,238

Total current liabilities	36,650	33,474

Convertible notes, net	166,758	195,238
Deferred tax liability, net	14,068	16,919
Other non-current liabilities	6,794	10,785

Total liabilities	224,270	256,416

Total stockholders' equity	34,833	30,935

Total liabilities and stockholders' equity	$259,103	$287,351

(1) Derived from audited consolidated financial statements

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2018	2017
Operating activities

Net loss	$(29,488)	$(34,134)
Depreciation and amortization	6,015	4,088
Stock-based compensation expense	3,754	4,775
Amortization of developed technology	5,600	5,600
Other non-cash items	(41)	(417)
Changes in assets and liabilities, net	(6,339)	3,310

Net cash used in operating activities	(20,499)	(16,778)

Investing activities

Purchases of investments	(1,451)	(1,452)

Proceeds from sales and maturities of investments	5,541	23,375

Purchases of property and equipment	(154)	(834)

Net cash (used in) provided by investing activities	3,936	21,089

Financing activities

Payment of debt issuance costs	(2,638)	-

Proceeds from issuance of common stock through stock plans, net of tax	562	(46)

Proceeds from exercise of stock options	24	-

Payments for taxes related to net share settlement of equity awards	(100)	-

Net cash (used in) provided by financing activities	(2,152)	(46)

Effect of foreign exchange rate fluctuations on cash and cash equivalents	83	287

Net (decrease) increase in cash and cash equivalents	(18,632)	4,552

Cash and cash equivalents at beginning of period	58,056	35,045

Cash and cash equivalents at end of period	$39,424	$39,597

FLUIDIGM CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net loss (GAAP)	$(16,241)	$(16,933)	$(29,488)	$(34,134)
Stock-based compensation expense	2,007	2,329	3,754	4,775
Amortization of developed technology (a)	2,800	2,800	5,600	5,600
Interest expense (b)	3,916	1,456	5,805	2,911
Depreciation and amortization	1,409	2,048	2,842	3,919

Benefit from acquisition related income taxes (c)	(711)	(655)	(1,627)	(1,658)

Net loss (Non-GAAP)	$(6,820)	$(8,955)	$(13,114)	$(18,587)
Shares used in net loss per share calculation -

basic and diluted (GAAP and Non-GAAP)	39,003	29,344	38,930	29,292

Net loss per share - basic and diluted (GAAP)	$(0.42)	$(0.58)	$(0.76)	$(1.17)
Net loss per share - basic and diluted (Non-GAAP)	$(0.17)	$(0.31)	$(0.34)	$(0.63)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP PRODUCT MARGIN

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Product margin (GAAP)	$10,617	$8,706	$20,872	$19,163
Amortization of developed technology (a)	2,800	2,800	5,600	5,600
Depreciation and amortization (d)	509	543	1,019	1,094
Stock-based compensation expense (d)	221	229	425	569
Product margin (Non-GAAP)	$14,147	$12,278	$27,916	$26,426

Product margin percentage (GAAP)	48.8%	44.6%	49.4%	47.0%
Product margin percentage (Non-GAAP)	65.0%	63.0%	66.1%	64.8%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Operating expenses (GAAP)	$26,373	$28,436	$52,434	$59,537
Stock-based compensation expense (e)	(1,786)	(2,100)	(3,329)	(4,206)
Depreciation and amortization (e)	(900)	(1,505)	(1,823)	(2,825)
Operating expenses (Non-GAAP)	$23,687	$24,831	$47,282	$52,506

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP LOSS FROM OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Loss from operations (GAAP)	$(12,785)	$(16,487)	$(25,418)	$(34,024)
Stock-based compensation expense	2,007	2,329	3,754	4,775
Amortization of developed technology (a)	2,800	2,800	5,600	5,600
Depreciation and amortization (e)	1,409	2,048	2,842	3,919
Loss from operations (Non-GAAP)	$(6,569)	$(9,310)	$(13,222)	$(19,730)

(a) represents amortization of developed technology in connection with the DVS acquisition
(b) represents interest expense on Senior Convertible Notes
(c) represents the tax impact on the purchase of intangible assets in connection with the DVS acquisition
(d) represents expense associated with cost of product revenue
(e) represents expense associated with research and development, selling, general and administrative activities